UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report:    June 14, 2004
                                                  ---------------


                                 HEARTLAND, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


         Maryland                      000-27045                36-4286069
----------------------------    ------------------------   --------------------
(State or Other Jurisdiction    (Commission File Number)     (IRS  Employer
of  Incorporation)                                         Identification  No.)


                               25 Mound Park Drive
                              Springboro, OH 45036
                   ------------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code:  (937) 748-2937
                                                          -----------------

                          INTERNATIONAL WIRELESS, INC.
           -----------------------------------------------------------
          (Former name or former address, if changes since last report)



ITEM  5.  OTHER EVENTS.

     A Special Meeting of the Shareholders of the Registrant was held at the Registrant's corporate office at 25 Mound Park Drive, Springboro, Ohio 45066, on the 11th day of June, 2004 at 10 o'clock A.M. pursuant to call to meeting by the directors of the Company on June 1, 2004, fixing said time and place. A quorum, representing 8,700,000 issued shares was present in person or by telephone which represents a majority authorized to vote at such meeting.

     At the meeting, the shareholders by unanimous vote approved the Articles of Amendment that has been prior approved by the officers and directors of the Company by a similar unanimous vote, to change the name of the Company from International Wireless, Inc. to Heartland, Inc. to reflect the true nature of the business of the Company. Said change in name was filed with the State Department of Assessments and Taxation of Maryland on June 14, 2004, and is to become effective immediately upon approval of said change and receiving the new trading symbol from the National Association of Securities Dealers.

     In addition, the shareholders approved the change in the par value of the Common Stock from $0.009 to $0.001. Said change in par value has been filed with the State Department of Assessments and Taxation of Maryland on June 14, 2004 and becomes effective immediately.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 15, 2004                              Heartland, Inc.
        ---------------                            ----------------------------
                                                   (Registrant)

                                                   /s/  Jeffrey Brandeis
                                                   ----------------------------
                                                    Jeffrey Brandeis, President


                                                  /s/  Jerry Gruenbaum
                                                   ----------------------------
                                                    Jerry Gruenbaum, Secretary